EXHIBIT 10.2

 INCENTIVE BONUS PLANS

 The named executive officers of the Company participate in the Quarterly Incentive Bonus Plan and the Annual Incentive Bonus Plan.  The plans are effective April 1, 2003, and the thresholds and targets defined in the plans are measured over the fiscal year ending March 31, 2004.

Quarterly Incentive Bonus.  Executive officers are eligible to receive a quarterly incentive bonus equivalent to one-half of one percent (0.5%) of their salaries under a broad plan which includes most U.S. employees.  The bonus is earned if the Company achieves its stated operating earnings threshold for the applicable quarter.

Annual Incentive Bonus.  Executive officers are eligible to receive annual incentive compensation equivalent to a specified percentage of their salaries under the Company's Annual Incentive Bonus plan.  The plan includes most U.S. management personnel.  The Company establishes bonus pay-out targets (ranging from 40% to 60% of base salary plus the potential for a 20% additional bonus for outstanding results of the Company, plus up to 20% additional bonus for outstanding individual performances, which increases the range to 40% to 86%) that are designed to bring the level of total annual cash compensation (base salary plus Annual Incentive Bonus) within the range for comparable positions at similar U.S.-based medical equipment and supply companies when superior performance is achieved.  Performance is measured at the corporate, functional unit and individual levels.  The total potential bonus for each executive is broken down into several factors as appropriate for that executive's area of responsibility.  Each factor is then weighted with emphasis placed on profitability measures or other appropriate measures.  These factors, and the relative weight given to each factor, vary with each executive officer at the Board of Director's Compensation Committee's sole discretion.  For each factor, the Compensation Committee defines and establishes quantifiable and qualitative measures.  No bonus is paid for performance below acceptable levels.